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                                                                    EXHIBIT 2.2
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                                  AMENDMENT TO
                          PURCHASE AND SALE AGREEMENT


                            NEW VALLEY CORPORATION,
                                     SELLER


                                      WITH


                          P.O'B. MONTGOMERY & COMPANY,
                                   PURCHASER




                              As of August 9, 1999







                                  Properties:

                     Washington Plaza, Richland, Washington
                     Coronado Center, Santa Fe, New Mexico
                 Holly Farm Shopping Center, Milwaukie, Oregon
                Marysville Towne Center, Marysville, Washington
                      University Place, Lincoln, Nebraska


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                                  AMENDMENT TO
                          PURCHASE AND SALE AGREEMENT

         This AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment"), dated as of the 9th day of August, 1999 by and between NEW VALLEY CORPORATION, a Delaware corporation, having an office at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131 ("SELLER") and P.O'B. MONTGOMERY & COMPANY, a Texas corporation, having an office at 5550 LBJ Freeway, Suite 380, Dallas, Texas 75240 ("PURCHASER").

                               STATEMENT OF FACTS

         Seller and Purchaser have entered into a Purchase and Sale Agreement dated as of June 23, 1999 ("Agreement"). Seller and Purchaser desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of ten ($10.00) dollars and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:

         1. Article 2 of the Agreement is hereby amended and restated in its entirety as follows:

                                   "ARTICLE 2
                                 PURCHASE PRICE

         2.1 The purchase price to be paid by Purchaser to Seller for the Properties (the "PURCHASE PRICE") is $46,125,000.00, payable as follows:

                  (a) $461,250.00 (the "DOWNPAYMENT"), simultaneously with the execution and delivery of this Agreement, by a bank wire transfer of immediately available funds to an account designated by SAFECO Land Title of Dallas ("ESCROW AGENT"). The Downpayment shall be held by Escrow Agent in accordance with the terms of Article 20. If the Closing (as hereinafter defined) shall occur, Seller shall be entitled to receive the Downpayment and all interest accrued thereon, if any, and such interest shall not be credited against the portion of the Purchase Price payable pursuant to Section 2.1(g);

                  (b) $5,956,236.00 by taking title to the Washington Plaza Property subject to aggregate mortgage liens in that amount (the "WASHINGTON PLAZA MORTGAGE") now held by Aid Association for Lutherans ("AAL") and AP Century I, L.P. ("AP-I");

                  (c) $8,382,939.00 by taking title to the Coronado Center Property subject to aggregate mortgage liens in that amount (the "CORONADO CENTER


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         MORTGAGE") now held by Credit Suisse First Boston Mortgage Capital LLC
         ("CS FIRST BOSTON") and Apollo (as hereinafter defined) or its affiliates;

                  (d) $4,857,631.00 by taking title to the Holly Farm Shopping Center Property subject to aggregate mortgage liens in that amount (the "HOLLY FARM SHOPPING CENTER MORTGAGE") now held by CS First Boston and Apollo or its affiliates;

                  (e) $10,681,108.00 by taking title to the Marysville Towne Center Property subject to aggregate mortgage liens in that amount (the "MARYSVILLE TOWNE CENTER MORTGAGE") now held by CS First Boston and Apollo or its affiliates;

                  (f) $5,213,141.00 by taking title to the University Place Property subject to aggregate mortgage liens in that amount (the "UNIVERSITY PLACE MORTGAGE") now held by CS First Boston and Apollo or its affiliates; and

                  (g) $10,572,695.00 (the "CASH BALANCE") at the Closing by bank wire transfer of immediately available federal funds to the Title Company (as hereinafter defined), to be disbursed to Seller?s account (or to the account or accounts of such other party or parties as may be designated by Seller upon notice to the Title Company prior to the Closing) upon consummation of the transaction under this Agreement.

Seller and Purchaser agree that Seller must convey, and Purchaser must purchase, all of the Properties in accordance with the terms and conditions of this Agreement and that the Purchase Price is allocated as follows:
$10,150,000.00 to the Washington Plaza Property, $8,775,000.00 to the Coronado Center Property, $7,675,000.00 to the Holly Farm Shopping Center Property, $12,815,000.00 to the Marysville Towne Center Property and $6,710,000.00 to the University Place Property."


         2. The reference in Section 10.2 (d)(iv) of the Agreement to the Washington Plaza First Mortgage and Washington Plaza Wraparound Mortgage shall be deemed to mean, collectively, the Washington Plaza Mortgage.


         3. The Closing Date referred to in Section 5.1 of the Agreement is adjourned to August 25, 1999, time of the essence.


         4. Except as modified and amended hereby, the terms, covenants, conditions and provisions of the Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the day and year first above written.


                             NEW VALLEY CORPORATION


                             By: /s/ Bennett P. Borko
                                 ---------------------------------
                                 Name:     Bennett P. Borko
                                 Title:    Assistant Secretary


                             P.O'B. MONTGOMERY & COMPANY


                             By: /s/ Randy Twist
                                 ---------------------------------
                                 Name:    Randy Twist
                                 Title:   Executive Vice President


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